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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


BioShield Technologies, Inc.
Atlanta, Georgia


We have issued our reports dated August 19, 1999, accompanying the financial statements of BioShield Technologies, Inc. and Subsidiary appearing in the 1999 Annual Report of the Company to its shareholders and accompanying the schedules included in the Amendment No. 1 to the Annual Report on Form 10-KSB for the year ended June 30, 1999 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."


Atlanta, Georgia
March 27, 2000